EXHIBIT 99.1

HIGHER PROFIT MARGIN AND SHAREHOLDER EQUITY

REPORTED BY GLOBAL MOBILETECH FOR THIRD QUARTER

Earnings Report Shows 110 Percent Increase in Shareholder Equity

SPOKANE, WASHINGTON, May 16, 2012 -- Global MobileTech, Inc. (OTCBB: GLMB), a leading mobile advertising network and content provider in Asia, today reported earnings of $0.10 per share for the quarter ended March 31, 2012, together with a sharp increase in shareholder equity as a result of the strategic realignment of its business.

In its quarterly report filed with the Securities and Exchange Commission, Global Mobile reported that it had nearly tripled profit margins during the previous nine months on the strength of its technology licensing model adopted in mid-2011.  Global MobileTech reported earnings $0.10 per share for the quarter and $0.26 per share for the nine months ending March 31, 2012.

“Our decision to focus on technology licensing as our principal revenue driver has proven to be a highly successful strategy,” said Mohd Aris Bernawi, the Company’s Chief Executive Officer.  “With our acquisition of second generation technology to improve on our mobile platform and a focus on licensing, we have maintained our history of strong earnings, created more shareholder value, and can now focus on improving our market share.”

“By eliminating lines of business that generated lower profits and increased our ongoing liabilities,” Aris continued, “we maintained our overall profits at lower risk and substantially reduced the company’s liabilities.  Our balance sheet is stronger and we see great potential as we increase our market share.”

In its Mobile VoIP (Voice Over Internet Protocol) and Mobile Advertising segment, Global MobileTech saw gross profit margin jump from 14 percent to 40 percent for the first nine months of its fiscal year, in comparison with the same period in 2011.

Shareholder equity, meanwhile, more than doubled from $3.155 million from the year ended June 30, 2011, to $6.64 million for the quarter ended March 31, 2012.

ABOUT GLOBAL MOBILETECH, INC.

Global MobileTech provides a proprietary technology platform used to deliver mobile advertising to users participating in a rewards program.  The rewards program allows users to earn rewards points that may be used for free long distance and international calls and other incentives in return for their participation in the program.

            Global MobileTech provides its patented technology to channel and private label partners and operates the MobiCAST and MobiREWARDS programs.  Its principal user base is located in Malaysia and Hong Kong.  In addition, Global MobileTech operates an alternative energy segment providing biomass energy consulting services in South East Asia.

Safe Harbor Statement:

Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Global MobileTech, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

FOR MORE INFORMATION contact

Jay McDaniel (201) 403-8196.